EXHIBIT 99.1

VirtualScopics Announces Receipt of Notice From NASDAQ

ROCHESTER, N.Y., Feb. 8, 2008 -- VirtualScopics, Inc., (NasdaqCM:VSCP), a leading provider of image-based solutions to the pharmaceutical, biotechnology and medical device industries, announced today that on February 8, 2008 it received a notice from the Nasdaq Stock Market indicating that the Company's minimum bid price has fallen below $1.00 for 30 consecutive business days. Nasdaq Marketplace Rule 4310(c)(4) requires a $1.00 minimum bid price for continued listing of an issuer's common stock. In accordance with section 4310(c)(8) of the Nasdaq Marketplace Rules, the Company has until August 6, 2008 to regain compliance. The Company can regain compliance with the minimum bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of 10 consecutive business days during the 180-day period, although the Nasdaq Stock Market may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days before determining that it has demonstrated the ability to maintain long-term compliance.

Additionally, if compliance with this Rule cannot be demonstrated by August 6, 2008, NASDAQ will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, NASDAQ will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, NASDAQ will notify the Company that its common stock will be delisted. At that time, the Company may appeal this determination to delist its securities to a Listing Qualification Panel.

The Company is actively pursuing a number of initiatives to bring the Company into compliance with the minimum share price requirement.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics' industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit http://www.virtualscopics.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the timing and success of the Company's efforts and plan to regain compliance with the listing standards of the Nasdaq Capital Market and/or statements preceded by, followed by or that include the words ``believes,'' ``could,'' ``expects,'' ``anticipates,'' ``estimates,'' ``intends,'' ``plans,'' ``projects,'' ``seeks,'' or similar expressions. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission (the ``SEC''), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at http://www.sec.gov. These include without limitation: the risk that the Company's plans to regain compliance with Nasdaq Capital Market listing requirements may not be successful. No assurance can be given that the Company will regain compliance. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

Contact:
Trout Group Investor Relations
Investor Relations Contact:
Tim Ryan
(646)378-2924
tryan@troutgroup.com
Company Contact:
Molly Henderson, Chief Financial Officer
(585)249-6231